                                                              EXHIBIT (d)(3)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

        SERIES                                                     ANNUAL SUB-ADVISER FEE
        ------                                                     ----------------------
                                                         (as a percentage of average daily net assets)
ING International Fund                                                    0.4500%

ING Precious Metals Fund                                 0.4500% of first $50 million of assets
                                                         0.3375% for assets in excess of $50 million

ING Worldwide Growth Fund                                0.4500% of first $250 million of assets
                                                         0.4050% of next $250 million of assets
                                                         0.3600% of next $500 million of assets
                                                         0.3375% for assets in excess of $1 billion